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[WESTERN DIGITAL LETTERHEAD]


Company Contact:
Robert J. Blair
714.932.7834



For Immediate Release
- - ---------------------

              WESTERN DIGITAL CORPORATION ANNOUNCES IT WILL CALL
                     CONVERTIBLE SUBORDINATED DEBENTURES


IRVINE, CA. -- May 25, 1995 -- Western Digital Corporation (NYSE:WDC) announced today that it intends to call for redemption on Monday, June 26, 1995 all of its outstanding 9% Convertible Subordinated Debentures due 2014. June 26 is the first business day after the actual redemption date of June 25, 1995.

   The Debentures will be redeemed on Monday, June 26, 1995 at a price of $1042.25 per $1,000 principal amount of Debentures, which includes accrued interest.

   The Debentures are convertible on or prior to the close of business New York time on Thursday, June 15, 1995 into shares of Western Digital common stock at a conversion price of $14.45. No payment or adjustment will be made for accrued interest on Debentures which are converted into common stock.

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